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                                                                    EXHIBIT j(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated February 19, 2001, relating to the financial statements and financial highlights of AIM Funds Group, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Investment Advisory and Other Services " in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
October 12, 2001